1 | P a g e 13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com NEWS RELEASE SUMMIT HOTEL PROPERTIES REPORTS THIRD QUARTER 2023 RESULTS Operating Income of $16.5 Million Adjusted EBITDAre Reaches $46.3 Million; Adjusted FFO Per Share of $0.22 Full Year 2023 Adjusted EBITDAre and Adjusted FFO Guidance Midpoint Increased Austin, Texas, November 1, 2023 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the three and nine months ended September 30, 2023. “We are pleased with our financial results for the third quarter as stable top-line trends accelerated in September driven by strong urban and midweek demand. Operating expenses grew less than one percent on a per occupied room basis which enabled us to maintain gross operating profit margin compared to a year ago despite cost inflationary headwinds. Given our strong third quarter financial results and the encouraging operating trends that have continued into October, we are increasing the midpoint of our adjusted EBITDA and adjusted FFO guidance range for the full year,” said Jonathan P. Stanner, the Company’s President and Chief Executive Officer. “Furthermore, we are proud of the continued progress on our various balance sheet initiatives during the quarter, including the refinancing of our $200 million joint venture credit facility during the quarter which maintains existing pricing. We now have no material debt maturities until 2025, a weighted average cost of debt less than 4.8 percent and, inclusive of preferred equity, approximately 80 percent of our balance sheet has fixed rate interest rates,” commented Mr. Stanner. Third Quarter 2023 Summary • Net Loss: Net loss attributable to common stockholders was $5.4 million, or $0.05 per diluted share, compared to a net loss of $0.5 million, or $0.00 per diluted share, for the third quarter of 2022. • Pro Forma RevPAR: Pro forma RevPAR increased 2.4 percent to $116.91 compared to the third quarter of 2022. Pro forma ADR decreased 0.2 percent to $159.35 compared to the same period in 2022, and pro forma occupancy increased 2.6 percent to 73.4 percent. • Same Store RevPAR: Same Store RevPAR increased 2.4 percent to $117.85 compared to the third quarter of 2022. Same store ADR slightly increased to $159.83, and same store occupancy increased 2.3 percent to 73.7 percent. • Pro Forma Hotel EBITDA (1): Pro forma hotel EBITDA increased 2.6 percent to $62.3 million from $60.7 million in the same period in 2022. Pro forma hotel EBITDA margin contracted to 34.3 percent from 34.5 percent in the same period of 2022. • Same Store Hotel EBITDA (1): Same store hotel EBITDA increased 2.8 percent to $61.4 million from $59.7 million in the same period in 2022. Same store hotel EBITDA margin contracted to 35.4 percent from 35.5 percent in the same period of 2022. • Adjusted EBITDAre (1): Adjusted EBITDAre decreased 1.9 percent to $46.3 million from $47.2 million in the third quarter of 2022.

- Adjusted FFO [(1)]: Adjusted FFO was $26.5 million, or $0.22 per diluted share and unit, compared to $30.9 million, or $0.25 per diluted share and unit, in the third quarter of 2022.

The Company's results for the three and nine months ended September 30, 2023, are as follows (in thousands, except per share amounts):

	For the Three Months Ended September 30, 2023	For the Three Months Ended September 30, 2022	For the Nine Months Ended September 30, 2023	For the Nine Months Ended September 30, 2022
	(unaudited)			
Net loss attributable to common stockholders	$ (5,438)	$ (517)	$ (11,419)	$ (4,954)
Net loss per diluted share	$ (0.05)	$ (0.00)	$ (0.11)	$ (0.05)
Total revenues	$ 181,816	$ 178,252	$ 558,692	$ 503,369
EBITDAre [(1)]	$ 55,359	$ 54,935	$ 172,301	$ 156,111
Adjusted EBITDAre [(1)]	$ 46,315	$ 47,218	$ 143,580	$ 134,731
FFO [(1)]	$ 22,669	$ 28,085	$ 72,592	$ 69,711
Adjusted FFO [(1)]	$ 26,546	$ 30,867	$ 85,891	$ 83,630
FFO per diluted share and unit [(1)]	$ 0.19	$ 0.23	$ 0.59	$ 0.57
Adjusted FFO per diluted share and unit [(1)]	$ 0.22	$ 0.25	$ 0.70	$ 0.69
Pro Forma [(2)]				
RevPAR	$ 116.91	$ 114.22	$ 121.75	$ 112.92
RevPAR Growth	2.4%		7.8%	
Hotel EBITDA	$ 62,300	$ 60,715	$ 198,540	$ 183,277
Hotel EBITDA margin	34.3%	34.5%	35.5%	35.7%
Hotel EBITDA margin growth	-25 bps		-25 bps	
Same Store [(3)]				
RevPAR	$ 117.85	$ 115.14	$ 120.99	$ 112.29
RevPAR Growth	2.4%		7.7%	
Hotel EBITDA	$ 61,360	$ 59,707	$ 188,810	$ 174,768
Hotel EBITDA margin	35.4%	35.5%	35.8%	35.9%
Hotel EBITDA margin growth	-12 bps		-10 bps	

(1) See tables later in this press release for a discussion and reconciliation of net loss to non-GAAP financial measures, including earnings before interest, taxes, depreciation, *and amortization ("EBITDA"), EBITDAre, adjusted EBITDAre, funds from operations ("FFO"), FFO per diluted share and unit, adjusted FFO ("AFFO"), and AFFO per diluted share and unit, as well as a reconciliation of operating* income (loss) to hotel EBITDA. *See "Non-*GAAP Financial *Measures" at the end of this release.*

(2) Unless stated otherwise in this release, all pro forma information includes operating and financial results for 101 hotels owned as of September 30, 2023, as if each hotel had been owned by the Company since January 1, 2022, and remained open for the entirety of the measurement period. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2022, which may *include periods prior to the Company's* ownership. Pro forma and non-GAAP financial measures are unaudited.

(3) All same store information includes operating and financial results for 95 hotels owned as of September 30, 2023, and at all times during the three and nine months ended September 30, 2023, and 2022.

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3 | P a g e Year-to-Date 2023 Summary • Net Loss: Net loss attributable to common stockholders was $11.4 million, or $0.11 per diluted share, compared to a net loss of $5.0 million, or $0.05 per diluted share, in the same period of 2022. • Pro Forma RevPAR: Pro forma RevPAR increased 7.8 percent to $121.75 compared to the same period of 2022. Pro forma ADR increased 4.0 percent to $167.22, and pro forma occupancy increased 3.7 percent to 72.8 percent. • Same Store RevPAR: Same Store RevPAR increased 7.7 percent to $120.99 compared to the same period of 2022. Same store ADR increased 4.1 percent to $166.01, and same store occupancy increased 3.5 percent to 72.9 percent. • Pro Forma Hotel EBITDA (1): Pro forma hotel EBITDA increased 8.3 percent to $198.5 million from $183.3 million, and pro forma hotel EBITDA margin contracted to 35.5 percent from 35.7 percent in the same period of 2022. • Same Store Hotel EBITDA (1): Same store hotel EBITDA increased 8.0 percent to $188.8 million from $174.8 million, and same store hotel EBITDA margin contracted to 35.8 percent from 35.9 percent in the same period of 2022. • Adjusted EBITDAre (1): Adjusted EBITDAre increased 6.6 percent to $143.6 million from $134.7 million, in the same period of 2022. • Adjusted FFO (1): Adjusted FFO increased 2.7 percent to $85.9 million, or $0.70 per diluted share and unit, from $83.6 million, or $0.69 per diluted share and unit, in the same period of 2022. Pending Transaction Activity The Company has entered into a contract to sell the 123-guestroom Hyatt Place Baltimore / Owings Mills. The gross sales price for the pending disposition is $8.3 million and the transaction is expected to close in the fourth quarter of 2023. The sales price for the transaction represents a 4.6 percent capitalization rate based on net operating income after a 4 percent FF&E reserve for the trailing 12 months ended September 30, 2023. The Company expects to forego future near-term required capital expenditures at the hotel as a result of the sale, which would reduce the all-in capitalization rate to approximately 2.9 percent. The buyer’s earnest money is non-refundable as of November 1, 2023, however the Company can make no assurances that it will be able to complete the sale transaction based on the current contractual terms or at all. Capital Markets & Balance Sheet On September 19, 2023, the Company’s joint venture with GIC successfully completed the refinancing of its $200 million senior credit facility (the “Credit Facility”), which is comprised of a $125 million revolving credit facility (the “Revolver”) and a $75 million term loan (the “Term Loan”). The new credit agreement provides for a fully extended maturity date of September 2028 for both the Revolver and Term Loan. The interest rate pricing from the prior credit facility has been maintained at SOFR + 215 basis points for the Revolver and SOFR + 210 basis points for the Term Loan. Other terms of the agreement are similar to the joint venture’s previous credit facility agreement. As a result of this refinancing, the Company has no material debt maturities until the first quarter of 2025 and its average length to maturity is over three years when including extension options. Approximately 80 percent of the Company's pro rata debt and preferred equity capital has a fixed interest rate after giving effect to interest rate derivative agreements.

On a pro rata basis, the Company currently has the following outstanding indebtedness and liquidity available:

- Outstanding debt of $1.1 billion with a weighted average interest rate of 4.75 percent. After giving effect to interest rate derivative agreements, $849.4 million, or 74 percent, of our outstanding debt had an average fixed interest rate, and $293.9 million, or 26 percent, had a variable interest rate.
- Unrestricted cash and cash equivalents of $48.9 million.
- Total liquidity of $435.4 million, including unrestricted cash and cash equivalents and revolving credit facility availability.

Common and Preferred Dividend Declaration

On October 26, 2023, the Company declared a quarterly cash dividend of $0.06 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP. The quarterly dividend of $0.06 per share represents an annualized dividend yield of 4.3 percent based on the closing price of shares of the common stock on October 31, 2023.

In addition, the Board of Directors declared a quarterly cash dividend of:

- $0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock
- $0.3671875 per share on its 5.875% Series F Cumulative Redeemable Preferred Stock.
- $0.328125 per unit on its 5.25% Series Z Cumulative Perpetual Preferred Units

The dividends are payable on November 30, 2023, to holders of record as of November 16, 2023.

2023 Outlook

The Company is updating its previously provided outlook for the full year 2023 based on 101 lodging assets, 57 of which are wholly owned as of November 1, 2023. The updated outlook does not contemplate the pending disposition of the Hyatt Place Owings Mills expected to close late in the fourth quarter of 2023. There are no additional acquisitions, dispositions, or capital markets activities assumed in the Company's full year 2023 outlook beyond the transactions already completed.

	FYE 2023 Outlook			
	Low	High	Variance to Prior Midpoint	% Change to Prior Midpoint
Pro Forma RevPAR (1)	$ 119.25	$ 121.00	$ -	-
Pro Forma RevPAR Growth (1)	6.25%	7.75%	-	-
Adjusted EBITDAre	$ 186,500	$ 191,600	$ 1,050	0.6%
Adjusted FFO	$ 109,000	$ 114,200	$ 1,450	1.3%
Adjusted FFO per Diluted Unit	$ 0.89	$ 0.93	$ 0.01	1.2%
Capital Expenditures, Pro Rata	$ 65,000	$ 75,000	$ -	-

(1) All pro forma information includes operating and financial results for 101 lodging assets owned as of November 1, 2023, as if each property had been owned by the Company since January 1, 2022, and will continue to be owned through the entire year ending December 31, 2023. As a result, the pro forma information includes operating and financial results for lodging assets acquired since January 1, 2022, which may include periods prior to the Company's ownership. Pro forma and non-GAAP financial measures are unaudited.

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5 | P a g e Third Quarter 2023 Earnings Conference Call The Company will conduct its quarterly conference call on Thursday, November 2, 2023, at 1:00 PM ET. 1. To access the conference call, please pre-register using this link. Registrants will receive a confirmation with dial-in details. 2. A live webcast of the conference call can be accessed using this link. A replay of the webcast will be available in the Investors section of the Company’s website, www.shpreit.com, until January 31, 2024. Supplemental Disclosures In conjunction with this press release, the Company has furnished a financial supplement with additional disclosures on its website. Visit www.shpreit.com for more information. The Company has no obligation to update any of the information provided to conform to actual results or changes in portfolio, capital structure or future expectations. About Summit Hotel Properties Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded lodging properties with efficient operating models primarily in the upscale segment of the lodging industry. As of November 1, 2023, the Company's portfolio consisted of 101 assets, 57 of which are wholly owned, with a total of 15,035 guestrooms located in 24 states. For additional information, please visit the Company's website, www.shpreit.com, and follow on X, formerly Twitter, at @SummitHotel_INN and on Facebook at facebook.com/SummitHotelProperties. Contact: Adam Wudel SVP – Finance & Capital Markets Summit Hotel Properties, Inc. (512) 538-2325

6 | P a g e Forward-Looking Statements This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections, or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, EBITDAre, Adjusted EBITDAre, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise. For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

7 | P a g e Summit Hotel Properties, Inc. Condensed Consolidated Balance Sheets (In thousands) September 30, 2023 December 31, 2022 (unaudited) ASSETS Investments in lodging property, net $ 2,831,247 $ 2,841,856 Assets held for sale, net 9,163 29,166 Cash and cash equivalents 55,307 51,255 Restricted cash 11,268 10,553 Right-of-use assets, net 35,215 35,023 Trade receivables, net 24,209 21,015 Prepaid expenses and other 12,973 8,378 Deferred charges, net 7,066 7,074 Other assets 28,741 17,950 Total assets $ 3,015,189 $ 3,022,270 LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY Liabilities: Debt, net of debt issuance costs $ 1,444,637 $ 1,451,796 Lease liabilities, net 26,102 25,484 Accounts payable 6,880 5,517 Accrued expenses and other 92,209 81,304 Total liabilities 1,569,828 1,564,101 Redeemable non-controlling interests 50,219 50,219 Equity: Total stockholders' equity 942,096 959,813 Non-controlling interests 453,046 448,137 Total equity 1,395,142 1,407,950 Total liabilities, redeemable non-controlling interests and equity $ 3,015,189 $ 3,022,270

Summit Hotel Properties, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	For the Three Months Ended September 30, 2023	For the Three Months Ended September 30, 2022	For the Nine Months Ended September 30, 2023	For the Nine Months Ended September 30, 2022
Revenues:				
Room	$ 161,712	$ 160,133	$ 498,982	$ 455,747
Food and beverage	9,949	8,854	30,848	22,180
Other	10,155	9,265	28,862	25,442
Total revenues	181,816	178,252	558,692	503,369
Expenses:				
Room	37,510	37,525	112,207	101,718
Food and beverage	7,684	7,060	23,679	17,187
Other lodging property operating expenses	55,826	54,883	169,780	154,871
Property taxes, insurance and other	14,369	13,373	43,308	40,036
Management fees	4,177	4,308	13,974	13,145
Depreciation and amortization	37,882	38,130	112,300	112,462
Corporate general and administrative	8,126	6,532	25,225	23,743
Transaction costs	-	56	24	737
Recoveries of credit losses	(250)	(850)	(500)	(1,100)
Total expenses	165,324	161,017	499,997	462,799
(Loss) gain on disposal of assets, net	(16)	(5)	(336)	20,479
Operating income	16,476	17,230	58,359	61,049
Other income (expense):				
Interest expense	(22,020)	(17,645)	(65,177)	(46,202)
Interest income	474	65	1,190	1,461
Other income (loss), net	661	(481)	458	1,638
Total other expense, net	(20,885)	(18,061)	(63,529)	(43,103)
(Loss) income from continuing operations before income taxes	(4,409)	(831)	(5,170)	17,946
Income tax expense	(1,360)	(210)	(1,679)	(4,647)
Net (loss) income	(5,769)	(1,041)	(6,849)	13,299
Loss (income) attributable to non-controlling interests	4,955	5,148	9,306	(4,481)
Net (loss) income attributable to Summit Hotel Properties, Inc. before preferred dividends and distributions	(814)	4,107	2,457	8,818
Distributions to and accretion of redeemable non-controlling interests	(656)	(656)	(1,970)	(1,866)
Preferred dividends	(3,968)	(3,968)	(11,906)	(11,906)
Net loss attributable to common stockholders	$ (5,438)	$ (517)	$ (11,419)	$ (4,954)
Loss per share:				
Basic and Diluted	$ (0.05)	$ (0.00)	$ (0.11)	$ (0.05)
Weighted-average common shares outstanding:				
Basic and Diluted	105,650	105,232	105,510	105,110

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Summit Hotel Properties, Inc.
Reconciliation of Net Loss to Non-GAAP Measures – Funds From Operations
(Unaudited)
(In thousands, except per share and unit amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,	
	2023	2022	2023	2022
Net (loss) income	$ (5,769)	$ (1,041)	$ (6,849)	$ 13,299
Preferred dividends	(3,968)	(3,968)	(11,906)	(11,906)
Distributions to and accretion of redeemable non-controlling interests	(656)	(656)	(1,970)	(1,866)
Loss (income) related to non-controlling interests in consolidated joint ventures	4,442	3,730	8,093	(5,219)
Net loss applicable to Common Stock and Common Units	$ (5,951)	$ (1,935)	$ (12,632)	$ (5,692)
Real estate-related depreciation	36,697	36,804	108,751	108,959
Loss (gain) on disposal of assets and other dispositions, net	16	5	384	(20,479)
Adjustments related to non-controlling interests in consolidated joint ventures	(8,093)	(6,789)	(23,911)	(13,077)
FFO applicable to Common Stock and Common Units	$ 22,669	$ 28,085	$ 72,592	$ 69,711
Recoveries of credit losses	(250)	(850)	(500)	(1,100)
Amortization of debt issuance costs	1,594	1,413	4,379	4,238
Amortization of franchise fees	153	167	439	504
Amortization of intangible assets, net	911	892	2,733	2,732
Equity-based compensation	1,867	1,231	5,913	7,070
Transaction costs and other	-	56	24	737
Debt transaction costs	90	1,131	352	1,166
Non-cash interest income, net [1]	(134)	-	(397)	(113)
Non-cash lease expense, net	106	115	368	374
Casualty losses, net	380	750	1,851	1,054
Other non-cash items, net	-	-	768	-
Adjustments related to non-controlling interests in consolidated joint ventures	(840)	(2,123)	(2,631)	(2,743)
AFFO applicable to Common Stock and Common Units	$ 26,546	$ 30,867	$ 85,891	$ 83,630
FFO per share of Common Stock and Common Units	$ 0.19	$ 0.23	$ 0.59	$ 0.57
AFFO per share of Common Stock and Common Units	$ 0.22	$ 0.25	$ 0.70	$ 0.69
Weighted-average diluted shares of Common Stock and Common Units				
FFO and AFFO [2]	122,513	121,265	122,312	121,289

(1) Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

(2) The Company includes the outstanding OP units issued by *Summit Hotel OP, LP, the Company's operating partnership,* held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company's option, shares of the Company's common stock on a one-for-one basis.

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10 | P a g e Summit Hotel Properties, Inc. Reconciliation of Weighted Average Diluted Common Shares (Unaudited) (In thousands) For the Three Months Ended September 30, For the Nine Months Ended September 30, 2023 2022 2023 2022 Weighted-average shares of Common Stock outstanding 105,650 105,232 105,510 105,110 Dilutive effect of unvested restricted stock awards 44 49 187 195 Dilutive effect of Common Units of Operating Partnership 15,970 15,984 15,974 15,984 Dilutive effect of shares of Common Stock issuable upon conversion of convertible debt 24,801 24,086 24,557 24,086 Adjusted weighted diluted shares of Common Stock 146,465 145,351 146,228 145,375 Non-GAAP adjustment for dilutive effects of restricted stock awards 849 - 641 - Non-GAAP adjustment for dilutive effect of shares of Common Stock issuable upon conversion of convertible debt (24,801) (24,086) (24,557) (24,086) Non-GAAP weighted diluted share of Common Stock and Common Units 122,513 121,265 122,312 121,289

Summit Hotel Properties, Inc.
Reconciliation of Net Loss to Non-GAAP Measures – EBITDAre
(Unaudited)
(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,	
	2023	2022	2023	2022
Net (loss) income	$ (5,769)	$ (1,041)	$ (6,849)	$ 13,299
Depreciation and amortization	37,882	38,130	112,300	112,462
Interest expense	22,020	17,645	65,177	46,202
Interest income	(150)	(14)	(390)	(20)
Income tax expense	1,360	210	1,679	4,647
EBITDA	$ 55,343	$ 54,930	$ 171,917	$ 176,590
Loss (gain) on disposal of assets and other dispositions, net	16	5	384	(20,479)
EBITDAre	$ 55,359	$ 54,935	$ 172,301	$ 156,111
Recoveries of credit losses	(250)	(850)	(500)	(1,100)
Amortization of key money liabilities	(121)	(144)	(378)	(267)
Equity-based compensation	1,867	1,231	5,913	7,070
Transaction costs and other	-	56	24	737
Debt transaction costs	90	1,131	352	1,166
Non-cash interest income, net (1)	(134)	-	(397)	(113)
Non-cash lease expense, net	106	115	368	374
Casualty losses, net	380	750	1,851	1,054
Loss (income) related to non-controlling interests in consolidated joint ventures	4,442	3,730	8,093	(5,219)
Other non-cash items, net	-	-	713	-
Adjustments related to non-controlling interests in consolidated joint ventures	(15,424)	(13,736)	(44,760)	(25,082)
Adjusted EBITDAre	$ 46,315	$ 47,218	$ 143,580	$ 134,731

(1) Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

SUMMIT HOTEL PROPERTIES

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Summit Hotel Properties, Inc.
Pro Forma Hotel Operating Data
(Unaudited)
(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,	
Pro Forma Operating Data (1,2)	2023	2022	2023	2022
Pro forma room revenue	$ 161,713	$ 157,960	$ 499,694	$ 461,743
Pro forma other hotel operating revenue	20,104	17,964	59,602	51,016
Pro forma total revenues	181,817	175,924	559,296	512,759
Pro forma total hotel operating expenses	119,517	115,209	360,756	329,482
Pro forma hotel EBITDA	$ 62,300	$ 60,715	$ 198,540	$ 183,277
Pro forma hotel EBITDA Margin	34.3%	34.5%	35.5%	35.7%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

	For the Three Months Ended September 30, 2023	2022	For the Nine Months Ended September 30, 2023	2022
Revenue:				
Total revenues	$ 181,816	$ 178,252	$ 558,692	$ 503,369
Total revenues - acquisitions (1)	(1)	1,934	4,715	21,091
Total revenues - dispositions (2)	2	(4,262)	(4,111)	(11,701)
Pro forma total revenues	181,817	175,924	559,296	512,759
Hotel Operating Expenses:				
Total hotel operating expenses	119,566	117,149	362,948	326,957
Hotel operating expenses - acquisitions (1)	(2)	1,131	2,277	12,585
Hotel operating expenses - dispositions (2)	(47)	(3,071)	(4,469)	(10,060)
Pro forma hotel operating expenses	119,517	115,209	360,756	329,482
Hotel EBITDA:				
Operating income	16,476	17,230	58,359	61,049
Loss (gain) on disposal of assets, net	16	5	336	(20,479)
Recoveries of credit losses	(250)	(850)	(500)	(1,100)
Transaction costs	-	56	24	737
Corporate general and administrative	8,126	6,532	25,225	23,743
Depreciation and amortization	37,882	38,130	112,300	112,462
Hotel EBITDA	62,250	61,103	195,744	176,412
Hotel EBITDA - acquisitions (1)	(938)	(205)	(7,292)	(3)
Hotel EBITDA - dispositions (2)	49	(1,191)	358	(1,641)
Same store hotel EBITDA	$ 61,361	$ 59,707	$ 188,810	$ 174,768
Hotel EBITDA - acquisitions (3)	939	1,008	9,730	8,509
Pro forma hotel EBITDA	$ 62,300	$ 60,715	$ 198,540	$ 183,277

(1) For any hotels acquired by the Company after January 1, 2022 *(the "Acquired Hotels"), the Company has* excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to September 30, 2023 *(the "*Acquisition *Period")* in determining same-store hotel EBITDA.

(2) For hotels sold by the Company between January 1, 2022, and September 30, 2023 *(the "Disposed Hotels"),* the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on January 1, 2022, and ending on the date the Disposed Hotels were sold by the Company (the *"Disposition Period") in determining same-*store hotel EBITDA.

(3) Unaudited pro forma information includes operating results for 101 hotels owned as of September 30, 2023, as if all such hotels had been owned by the Company since January 1, 2022. For hotels acquired by the Company after January 1, 2022 *(the "Acquired Hotels"), the Company has included in the pro* forma information the financial results of each of the Acquired Hotels for the period from January 1, 2022, to September 30, 2023. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

12 | Page

SUMMIT
HOTEL PROPERTIES

Summit Hotel Properties, Inc.
Pro Forma Hotel Operating Data
(Unaudited)
(In thousands, except operating statistics)

	2022	2023			Trailing Twelve
Pro Forma Operating Data [1,2]	Q4	Q1	Q2	Q3	Months Ended Sept 30, 2023
Pro forma room revenue	$ 152,776	$ 164,144	$ 173,837	$ 161,713	$ 652,470
Pro forma other hotel operating revenue	18,597	19,225	20,273	20,104	78,199
Pro forma total revenues	171,373	183,369	194,110	181,817	730,669
Pro forma total hotel operating expenses	108,447	118,246	122,993	119,517	469,203
Pro forma hotel EBITDA	$ 62,926	$ 65,123	$ 71,117	$ 62,300	$ 261,466
Pro forma hotel EBITDA Margin	36.7%	35.5%	36.6%	34.3%	35.8%
Pro Forma Statistics [1,2]					
Rooms sold	948,793	940,790	1,032,690	1,014,851	3,937,124
Rooms available	1,382,983	1,353,060	1,368,094	1,383,189	5,487,326
Occupancy	68.6%	69.5%	75.5%	73.4%	71.7%
ADR	$ 161.02	$ 174.47	$ 168.33	$ 159.35	$ 165.72
RevPAR	$ 110.47	$ 121.31	$ 127.06	$ 116.91	$ 118.90
Actual Statistics					
Rooms sold	963,151	950,214	1,039,045	1,014,851	3,967,261
Rooms available	1,410,358	1,380,060	1,376,796	1,383,189	5,550,403
Occupancy	68.3%	68.9%	75.5%	73.4%	71.5%
ADR	$ 159.50	$ 171.63	$ 167.64	$ 159.35	$ 164.50
RevPAR	$ 108.92	$ 118.18	$ 126.51	$ 116.91	$ 117.58
Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures:					
Revenue:					
Total revenues	$ 172,326	$ 182,383	$ 194,493	$ 181,816	$ 731,018
Total revenues from acquisitions [1]	2,090	3,438	1,278	(1)	6,805
Total revenues from dispositions [2]	(3,043)	(2,452)	(1,661)	2	(7,154)
Pro forma total revenues	171,373	183,369	194,110	181,817	730,669
Hotel Operating Expenses:					
Total hotel operating expenses	110,277	119,518	123,864	119,566	473,225
Total hotel operating expenses from acquisitions [1]	900	1,489	790	(2)	3,177
Total hotel operating expenses from dispositions [2]	(2,730)	(2,761)	(1,661)	(47)	(7,199)
Pro forma total hotel operating expenses	108,447	118,246	122,993	119,517	469,203
Hotel EBITDA:					
Operating income	6,733	18,202	23,681	16,476	65,092
Loss on disposal of assets and other dispositions, net	164	-	320	16	500
Loss on write down of assets	10,420	-	-	-	10,420
Recoveries of credit losses	-	(250)	-	(250)	(500)
Transaction costs	12	6	18	-	36
Corporate general and administrative	7,022	7,999	9,100	8,126	32,247
Depreciation and amortization	37,698	36,908	37,510	37,882	149,998
Hotel EBITDA	62,049	62,865	70,629	62,250	257,793
Hotel EBITDA from acquisitions [1]	(2,899)	(3,909)	(2,445)	(938)	(10,191)
Hotel EBITDA from dispositions [2]	(313)	309	-	49	45
Same store hotel EBITDA	$ 58,837	$ 59,265	$ 68,184	$ 61,361	$ 247,647
Hotel EBITDA from acquisitions [3]	4,089	5,858	2,933	939	13,819
Pro forma hotel EBITDA	$ 62,926	$ 65,123	$ 71,117	$ 62,300	$ 261,466

(1) For any hotels acquired by the Company after October 1, 2022 *(the "Acquired Hotels"), the Company has excluded the financial results of each of the Acquired Hotels for the* period the Acquired Hotels were purchased by the Company to September 30, 2023 *(the "Acquisition Period") in determining same-*store hotel EBITDA.

(2) For hotels sold by the Company between October 1, 2022, and September 30, 2023 *(the "Disposed Hotels"), the Company has excluded the financial results of each of the* Disposed Hotels for the period beginning on October 1, 2022, and ending on the date *the Disposed Hotels were sold by the Company (the "Disposition Period") in determining* same-store hotel EBITDA.

(3) Unaudited pro forma information includes operating results for 101 hotels owned as of September 30, 2023, as if all such hotels had been owned by the Company since October 1, 2022. For hotels acquired by the Company after October 1, 2022 *(the "Acquired Hotels"), the Company has included in the pro forma information the financial results of each* of the Acquired Hotels for the period from October 1, 2022, to September 30, 2023. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

13 | Page

SUMMIT
HOTEL PROPERTIES

Summit Hotel Properties, Inc.
Pro Forma and Same Store Data
(Unaudited)

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,			
	2023		2022		2023		2022	
Pro Forma (101)								
Rooms sold		1,014,851		989,042		2,988,331		2,871,416
Rooms available		1,383,189		1,382,944		4,104,343		4,089,153
Occupancy		73.4%		71.5%		72.8%		70.2%
ADR	$	159.35	$	159.71	$	167.22	$	160.81
RevPAR	$	116.91	$	114.22	$	121.75	$	112.92
Occupancy change		2.6%				3.7%		
ADR change		-0.2%				4.0%		
RevPAR change		2.4%				7.8%		

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,			
	2023		2022		2023		2022	
Same-Store (95)								
Rooms sold		977,982		955,889		2,868,368		2,770,747
Rooms available		1,326,333		1,326,272		3,935,629		3,935,537
Occupancy		73.7%		72.1%		72.9%		70.4%
ADR	$	159.83	$	159.75	$	166.01	$	159.50
RevPAR	$	117.85	$	115.14	$	120.99	$	112.29
Occupancy change		2.3%				3.5%		
ADR change		0.0%				4.1%		
RevPAR change		2.4%				7.7%		

(1) Unaudited pro forma information includes operating results for 101 hotels owned as of September 30, 2023, as if each hotel had been owned by the Company since January 1, 2022. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the *Company's ownership.*

(2) Same-store information includes operating results for 95 hotels owned by the Company as of January 1, 2022, and at all times during the three and nine months ended September 30, 2023, and 2022.

14 | Page

SUMMIT HOTEL PROPERTIES

15 | P a g e Summit Hotel Properties, Inc. Reconciliation of Net (Loss) Income to Non-GAAP Measures – EBITDA for Financial Outlook (in thousands) (Unaudited) FYE 2023 Outlook Low High Net loss $ (15,800) $ (9,400) Depreciation and amortization 150,900 150,900 Interest expense 86,400 86,300 Interest income (400) (400) Income tax expense 2,900 2,900 EBITDA $ 224,000 $ 230,300 Loss on disposal of assets and other dispositions, net 400 400 EBITDAre $ 224,400 $ 230,700 Recoveries of credit losses (500) (500) Amortization of key money liabilities (400) (400) Equity-based compensation 7,700 7,700 Transaction costs and other 100 100 Debt transaction costs 400 400 Other non-cash items, net 2,500 2,500 Loss related to non-controlling interests in consolidated joint ventures 12,000 10,800 Adjustments related to non-controlling interests in consolidated joint ventures (59,700) (59,700) Adjusted EBITDAre $ 186,500 $ 191,600

16 | P a g e Summit Hotel Properties, Inc. Reconciliation of Net (Loss) Income to Non-GAAP Measures – Funds From Operations for Financial Outlook (In thousands except per share and unit) (Unaudited) FYE 2023 Outlook Low High Net loss $ (15,800) $ (9,400) Preferred dividends (15,900) (15,900) Distributions to and accretion of redeemable non-controlling interests (2,600) (2,600) Loss related to non-controlling interests in consolidated joint ventures 12,000 10,800 Net loss applicable to Common Stock and Common Units $ (22,300) $ (17,100) Real estate-related depreciation 149,200 149,200 Loss on disposal of assets and other dispositions, net 400 400 Adjustments related to non-controlling interests in consolidated joint ventures (32,600) (32,600) FFO applicable to Common Stock and Common Units $ 94,700 $ 99,900 Recoveries of credit losses (500) (500) Amortization of debt issuance costs 5,300 5,300 Amortization of franchise fees 600 600 Amortization of intangible assets, net 2,700 2,700 Equity-based compensation 7,700 7,700 Transaction costs and other 100 100 Debt transaction costs 400 400 Other non-cash items, net 600 600 Adjustments related to non-controlling interests in consolidated joint ventures (2,600) (2,600) AFFO applicable to Common Stock and Common Units $ 109,000 $ 114,200 Wtd avg diluted shares of Common Stock and Common Units for FFO and AFFO 122,500 122,500 FFO per share of Common Stock and Common Units $ 0.77 $ 0.82 AFFO per share of Common Stock and Common Units $ 0.89 $ 0.93

17 | P a g e Non-GAAP Financial Measures We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Adjusted EBITDAre, and Hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss). Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”) As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships, and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, transaction costs, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash interest income and non-cash income tax related adjustments to our deferred tax asset. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, and certain transaction costs related to lodging property acquisition activities and debt, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit- defined FFO related to the reporting of depreciation and amortization expense on assets at our corporate offices, which is de minimus. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

18 | P a g e EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA In September 2017, Nareit proposed a standardized performance measure, called EBITDAre, which is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. The conclusion was reached that, while dedicated REIT investors have long been accustomed to utilizing the industry’s supplemental measures such as FFO and net operating income (“NOI”) to evaluate the investment quality of REITs as real estate companies, it would be helpful to generalist investors for REITs as real estate companies to also present EBITDAre as a more widely known and understood supplemental measure of performance. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis for one measurement of the enterprise value of a company compared to other REITs. EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or unusual items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis. We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).